Exhibit 10-23

ROCHESTER GAS AND ELECTRIC CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM

Amendment No. 3

          The Rochester Gas and Electric Corporation Supplemental Executive Retirement Program, effective as of January 1, 1999, as subsequently amended by the First and Second Amendments thereto (the "Plan"), is hereby further amended as follows effective as of January 1, 2003:

1.     Section 1.8 (Employee) is amended by adding the following paragraph to the end thereof:

"On or after January 1, 2003, "Employee" means an Employee of a Participating Company who was a participant in the Plan on December 31, 2002 (listed in Appendix C), and the Plan shall be closed to any new participants thereafter."

2.     Appendix C is created as follows:

"Appendix C

The following employees are designated as participants in the Plan:

Michael Tomaino Paul Wilkens	[The social security numbers of the participants have been withheld for privacy considerations.]

3.     Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

          IN WITNESS WHEREOF OF THE ADOPTION OF THIS THIRD AMENDMENT, Rochester Gas and Electric Corporation hereby executes this Third Amendment this 14th day of August, 2003.

ROCHESTER GAS AND ELECTRIC CORPORATION
/s/Amy J. Fleischman Witness	By: /s/Joseph J. Syta Joseph J. Syta Controller and Treasurer